Exhibit 1-K.11

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion of our report dated February 24, 2020, with respect to the financial statements of Tuscan Gardens Senior Living Communities, Inc. as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and for the period from inception (July 20, 2018) through December 31, 2018, in this Regulation A Form 1-K of Tuscan Gardens Senior Living Communities, Inc. We also consent to the reference to our firm under caption “Experts”.

Orlando, Florida

February 24, 2020